AMENDMENT NO. 4 TO THE

                       AGREEMENT AND DECLARATION OF TRUST

                              OF COLONIAL TRUST III

         This AMENDMENT NO. 4 to the AGREEMENT AND DECLARATION OF TRUST OF COLONIAL TRUST III is made at Boston, Massachusetts this 24th day of July, 1998 by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

         WHEREAS, Article IX, Section 7 of Amendment No. 3 to the Agreement and Declaration of Trust (the "Declaration of Trust") dated November 15, 1991, of Colonial Trust III, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the trustees of the Trust to amend said Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote;

         WHEREAS, the holders of a majority of the Shares of the Colonial International Fund for Growth series of the Trust entitled to vote have authorized this amendment of the Declaration of Trust;

         NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, and being authorized to do so by the holders of a majority of the outstanding shares of beneficial interest of the Colonial International Fund for Growth series of the Trust, have authorized the following amendment to the Declaration of Trust:

         Section 4 of Article IX is hereby amended to read in its entirety as follows:

Duration and Termination of Trust

         Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of each Series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Notwithstanding the foregoing sentence, the Colonial International Fund for Growth series of the Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

         Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

         The foregoing amendment shall become effective on the date hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts for themselves and their assigns, as of this 24th day of July, 1998.


TOM BLEASDALE
-------------
Tom Bleasdale


ROBERT J. BIRNBAUM
-------------------
Robert J. Birnbaum


LORA S. COLLINS
---------------
Lora S. Collins


JAMES E. GRINNELL
-----------------
James E. Grinnell


RICHARD W. LOWRY
----------------
Richard W. Lowry


WILLIAM E. MAYER
----------------
William E. Mayer


JAMES L. MOODY, JR.
-------------------
James L. Moody, Jr.


JOHN J. NEUHAUSER
------------------
John J. Neuhauser

ROBERT L. SULLIVAN
------------------
Robert L. Sullivan



                        THE COMMONWEALTH OF MASSACHUSETTS

Boston, ss.                                                        July 24, 1998

         Then personally appeared the above-named Trustees and acknowledged the foregoing instrument to be their free act and deed, before me,




                                                     Notary Public

                                                     My commission expires:

(Notary's Seal)